EXHIBIT 99.1

CalEthos Completes the First Phase of Development on a planned 300MW Clean Energy Powered Data Center Campus in Southern California

TUSTIN, CA – December 7, 2023 — CalEthos, Inc. (“CalEthos” or the “Company”) today announced the following business update:

As previously reported, CalEthos is preparing to build a clean energy powered, 300-megawatt (MW) wholesale co-location data center campus encompassing approximately 1,000,000 sf. on an 80-acre site surrounded by geothermal power plants in Lithium Valley, located in Imperial County, California.

To implement its plans, CalEthos has retained, acquired or developed the principal components required to develop its data center campus – people, land, clean energy and network connectivity. CalEthos plans to utilize these resources to build a large-scale data center campus to serve the growing AI, Cloud and HPC computing needs of the ever-expanding digital world.

Over the last year, CalEthos has:

●	Assembled a team of data center industry veterans with decades of experience in data center development, construction, retrofitting, supply chain and operations at Microsoft, Google, Meta, NTT, CenturyLink and Global Switch.
●	Contracted to purchase 80 acres of industrial-zoned land approved for data center use that is adjacent to numerous geothermal power plants.
●	Hired HDR Engineering, Inc. (HDR), a leading data center industry architectural and design firm, to complete a feasibility study and develop a shovel-ready data center site development plan.
●	Hired ZGlobal, an energy consulting firm that designs and operates transmission, distribution, substation, and generating infrastructure, to engineer an efficient, cost-effective grid connectivity plan to enable the delivery of clean geothermal and solar energy to the site.
●	Hired American Dark Fiber, a fiber network architect and builder, to complete engineering and permit preparation of multiple diverse paths for accessing several close-by long-haul and dark-fiber communication networks.

As of December 1, 2023, Phase I of its data center development plan is complete, and CalEthos is now moving forward with Phase II of its plan, which will include contracting for infrastructure and building designs, preconstruction, and customer pre-qualification activities.

A Project Brochure and Executive Summary from an extensive HDR site assessment, feasibility study and shovel-ready development plan are available to qualified parties upon request.

For more information, contact:

Joel Stone – President and Chief Operating Officer

Email: jstone@calethos.com

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. Moreover, forward-looking statements in this release include, but are not limited to, the Company’s ability to raise capital to fund its data center campus development, to hire and contract the necessary resources to complete its development efforts, to build an adequate supply chain for required construction materials and equipment, the Company’s ability to complete construction of its data center campus, meet customer requirements and to build an adequate operating organization to support customers when its data center campus is completed; the demand for data center space in the U.S. and worldwide; the impact of the current supply chain challenges, which may impact the Company construction schedule; the demand for the Company’s proposed wholesale-colocation services; economic conditions in the U.S. and worldwide; and the Company’s ability to recruit and retain management, technical, and operating personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.